SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       February 9, 2000 (February 2, 2000)

                               WORLD ACCESS, INC.

               (Exact Name of Registrant as Specified in Charter)


      Delaware                      0-29782                  58-2398004
     (State of               (Commission File No.)        (I.R.S. Employer
   Incorporation)                                         Identification No.)



                       945 E. Paces Ferry Road, Suite 2200

                             Atlanta, Georgia 30326

          (Address of principal executive offices, including zip code)

                                 (404) 231-2025

              (Registrant's telephone number, including area code)


       2.


Item 5.    Other Events.

On February 2, 2000, World Access, Inc. ("World Access") entered into a definitive agreement with BATM Advanced Communications Limited ("BATM") pursuant to which World Access will sell its Telco Systems, Inc. subsidiary to BATM for $261 million cash and $65 million of ordinary shares of BATM. Telco Systems, based in Norwood, Massachusetts, manufactures network transport and access solutions for leading telecommunications service providers. BATM, based in Rosh Ha'ayn, Israel, is a data communications technology company that is establishing a global leadership position in next generation data communications equipment, including edge access devices, multi-protocol switches, fiber-based networking equipment and IP mux switching solutions.

The transaction is subject to, among other things, the approval of BATM's shareholders and certain regulatory agencies. The largest shareholder of BATM, representing approximately 31% of its outstanding shares, has entered into a Voting Agreement whereby he has committed to vote in favor of the transaction. The sale is expected to close by March 31, 2000.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits.


Exhibit
Number                           Description

   99             Press Release, issued February 3, 2000





       3.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                                            WORLD ACCESS, INC.

Date:  February 9, 2000                     By: /s/ MARTIN D. KIDDER
                                                --------------------
                                                Martin D. Kidder
                                                Vice President and Controller


       4.


                                  EXHIBIT INDEX

Exhibit
Number                           Description

   99             Press Release, issued February 3, 2000


       5.

Exhibit 99.9


               WORLD ACCESS EXECUTES DEFINITIVE AGREEMENT TO SELL
                 ITS TELCO SYSTEMS SUBSIDIARY FOR $326 MILLION

     BATM Advanced Communications, an Israel-Based Data Communications Company, to Acquire Telco Systems for $261 Million in Cash and $65 Million of BATM Shares Sale of Telco an Integral Part of World Access' Strategy to Focus on its Core Service Businesses


                 ATLANTA, GEORGIA  -  February  3,  2000 -  World  Access,  Inc.
       (Nasdaq:  WAXS)  announced  today  that  it  has  executed  a  definitive
       agreement  with  BATM  Advanced   Communications  Limited  (London  Stock
       Exchange:  BVC)  pursuant  to which  World  Access  will  sell its  Telco
       Systems, Inc. subsidiary to BATM for $326 million. Telco Systems, based in Norwood, Massachusetts, manufactures network transport and access solutions for leading telecommunications service providers. BATM, based in Rosh Ha'ayn, Israel, is a fast-growing data communications technology company that is quickly establishing a global leadership position in next generation data communications equipment, including edge access devices, multi-protocol switches, fiber-based networking equipment and IP mux switching solutions.

                 The transaction is subject to the approval of BATM's shareholders and certain regulatory agencies. The largest shareholder of BATM, representing approximately 31% of its outstanding shares, has entered into a Voting Agreement whereby he has committed to vote in favor of the transaction. The sale is expected to close by March 31, 2000.

                 John D. Phillips, Chairman and Chief Executive Officer of World Access, said, "The sale of Telco Systems is part of our previously announced decision to focus all of our resources and efforts on being a leading provider of bundled voice, data and Internet services to key regions of the world. This transaction significantly strengthens our balance sheet and provides us with additional leverage to continue to enhance shareholder value by assuming a leading role in the consolidation of the European telecommunications service markets."

                 "Telco Systems has done an outstanding job during the past year of repositioning itself in the market with its highly successful EdgeLink product family," Mr. Phillips added. "Telco Systems has an outstanding management team, customer base, distribution channel and new product pipeline that are all expected to provide immediate synergies for BATM and its customers. BATM designs and manufactures high performance data communications systems that have been consistently praised for their innovative technology and high quality. BATM has won Israel's highest quality awards and also won the 1998 London Stock Exchange award for Best Technology Company of the Year. We've been extremely impressed with BATM's financial performance over the past year and believe that Dr. Marom and his team will continue to develop revolutionary new switching and integrated access solutions that will quickly establish them as a major player in the worldwide data and telecommunications markets."

                 Dr. Zvi Marom, Chief Executive Officer of BATM, said, "BATM's acquisition of Telco Systems represents a significant opportunity for us to establish a stronger presence in the U.S. telecommunications equipment markets. Telco System's innovative EdgeLink products naturally complement BATM's switching and access solutions that cater to the network edge. On a combined basis, we anticipate that our bundled service offerings will become a compelling sales tool. Furthermore, Telco System's direct sales force and well-developed direct and indirect sales channels establish a broad sales and marketing presence for BATM, especially in the United States telecommunications equipment markets. We intend to utilize Telco
       System's customer development and retention programs as a basis for further retail account growth."

                 In December 1999, World Access announced that it was pursuing strategic alternatives for its Equipment Group as part of a strategy to concentrate on the international telecommunications services market. In December, World Access sold its Galaxy Engineering Services division to a private investment group. The Company continues to evaluate strategic alternatives for the remaining businesses of its Equipment Group, including the NACT Switching and Wireless Local Loop divisions.

                 Donaldson,  Lufkin & Jenrette and Brown Brothers Harriman & Co.
       are  serving   as   advisors  to World  Access with  respect to the Telco
       Systems  transaction.  BATM is being advised by Dresdner Kleinwort
       Benson.

       6.

       About BATM

       BATM Advanced Communications designs and manufactures data communications equipment primarily for use in local and wide area networks. Building on the success of its Titan T4, a LAN switch which supports the new small form factor optical fiber connections to the desktop, BATM has recently launched Titan T5, capable of twice the switching capacity of the Titan T4. These products combine fast switching with high levels of flexibility of network connectivity across both copper and fiber optic networks, including recent vDSL modules. Additionally, BATM has been developing a non-blocking Titan T6 switch, a prototype of which was recently profiled at the Geneva Telecom Show in October 1999. This generic switch demonstrated non-blocking switching capacity of 256 gigabit. As a next generation product, BATM is working on the development of a photonic switch, the Titan T8, capable of switching optical signals without conversion to electronic form. For additional information regarding BATM, please refer to the company's website at www.batm.com.

       About World Access

       World Access is focused on being a leading provider of bundled voice, data and Internet services to key regions of the world. The company competitively provides end-to-end communications services through its redundant digital network which is capable of supporting voice and data services, including frame relay, Internet Protocol (IP), asynchronous transfer mode (ATM) and multimedia applications. Located strategically throughout the U.S. and 13 European countries, World Access' network backbone consists of gateway and tandem switches, linked by an extensive fiber network encompassing tens of millions of circuit miles. For additional information regarding World Access, please refer to the Company's website at www.waxs.com.

       This press release may contain financial projections or other forward-looking statements made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause actual results to differ materially. These risks include: potential inability to identify, complete and integrate acquisitions; difficulties in expanding into new business activities; delays in new product developments or introductions; the potential termination of certain service agreements or the inability to enter into additional service agreements; and other risks described in the Company's SEC filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 1998, the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 1999, June 30, 1999 and September 30, 1999 and the Company's Registration Statement on Form S-3 (No. 333-43497), as such filings have been amended, all of which are incorporated by reference into this press release.

       World Access Contact: Nancy L. de Jonge       Michael F. Mies
       (404-231-2025)        Director of             Senior Vice President-
                             Investor Relations      Finance & Corporate
                                                     Communications & Treasurer
       http://www.waxs.com